GENERAL HOUSEWARES CORP.

                                RESTATED BY-LAWS

                          As Amended February 7, 1995

                                   ARTICLE I

                                    Offices

SECTION 1. Principal Office. The principal office or place of business of the Corporation in the State shall be the Corporation's registered office in the City of Wilmington, County of New Castle, State of Delaware.

SECTION 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may from time to time require.

                                   ARTICLE II

                                  Stockholders

SECTION 1. Place of Meeting. All meetings of the stockholders shall be held at the registered office of the Corporation in the State of Delaware or at such other place within or without the State of Delaware as may from time to time be designated by the Board of Directors or as stated in the notice of such meeting.

SECTION 2. Annual Meetings. The annual meeting of the stockholders of the Corporation shall be on such date and time each year as may be designated by resolution of the Board of Directors from time to time for the purpose of electing directors for the ensuing year and for the transaction of such other proper business, notice of which is given in the notice of such meeting.

SECTION 3. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the Board of Directors, the Chairman of the Board or the President, and shall be called by the Chairman of the Board, the President, or Secretary upon receipt of a request in writing signed by a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting and the matters proposed to be acted upon thereat.

SECTION 4. Notice of Meetings. Not less than 10 days nor more than 60 days written or printed notice of every meeting of stockholders, stating the place, date and time thereof, and, in the case of a special meeting (and the annual meeting, if so required by law), the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote thereat by leaving the same with him or at his residence or usual place of business or by mailing it, postage prepaid, and addressed to him at his address as it appears on the records of the Corporation.


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                  No notice of the time,  date,  place or purpose of any meeting of stockholders need be given to any stockholder entitled to such notice who attends in person or is represented by proxy (except when the stockholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the grounds that the meeting is not lawfully called or convened), or to any stockholder entitled to such notice who, in writing executed and filed with the records of the meeting either before or after the time thereof, waives such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of stockholders need be specified in any such written waiver of notice.

SECTION 5. Record Dates. The Board of Directors may fix in advance a date, not exceeding 60 days preceding the date of any meeting of stockholders or of any express consent to corporate action in writing without a meeting, any dividend payment date, any date of any other distribution, any date for the allotment of any rights, or any date for the exercise of any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, and, in the case of any meeting of stockholders, not less than 10 days, as a record date for the determination of the stockholders entitled to notice of or to vote at such meeting or to express consent to corporate action in writing without a meeting, or entitled to receive such dividends or other distributions or rights, or to exercise such rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, as the case may be; and only stockholders of record on such dates shall be entitled to notice of and to vote at such meeting or to express consent to corporate action in writing without a meeting, or to receive such dividends or other distributions or rights, or to exercise such rights in respect of any change, conversion or exchange of stock, as the case may be.

SECTION 6. List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address and number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held or, if such place is not specified in the notice of such meeting, at the place where the meeting is to be held; and such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

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SECTION 7. Quorum,  Adjournment of Meetings.  The presence in person or by proxy of the holders of record of a majority of the shares of stock of the Corporation issued and outstanding and entitled to be voted thereat shall constitute a quorum at all meetings of stockholders, except as otherwise may be required by law. In the absence of a quorum, the holders of record of a majority of the shares of stock present in person or by proxy and entitled to be voted thereat shall have power to adjourn the meeting from time to time, without notice other than an announcement at the meeting of the time and place of such adjournment (except as otherwise provided in this SECTION 7) until the requisite number of shares of stock entitled to be voted at such meeting shall be present in person or by proxy. At any such adjourned meeting at which the requisite number of shares of stock entitled to be voted thereat shall be present in person or by proxy, any business may be transacted which might have been transacted at the meeting as originally called and notified.

                  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting unless the Board of Directors fixes a new record date for the adjourned meeting. If an adjournment of any meeting of stockholders shall be for more than 30 days, or if after adjournment a new record date is fixed by the Board of Directors for the adjourned meeting, a notice of adjourned meeting shall be given to each stockholder of record entitled to notice of or to vote at the meeting.

SECTION 8. Conduct of Meetings. The meetings of the stockholders shall be presided over by the Chairman of the Board or the President, or if neither be present, by a Vice President, or if none of them is present, by a chairman to be elected at the meeting. The Secretary of the Corporation, if present, shall act as secretary of such meeting, or if he is not present, an Assistant Secretary shall so act, or if neither the Secretary nor an Assistant Secretary is present, then the meeting shall elect its secretary.

SECTION 9. Voting and Inspectors. Each stockholder entitled to vote at a meeting of stockholders or to consent or dissent to corporate action in writing without a meeting may vote, consent or dissent in person or by proxy, but no proxy need be sealed, witnessed or acknowledged. No proxy may be voted upon or acted upon after three years from its date unless such proxy shall provide for a longer period.

                  All elections shall be had and all questions decided by a majority of the votes cast at a duly constituted meeting, except as otherwise required by the Certificate of Incorporation, these By-Laws or a specific

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statutory  provision  superseding  requirements  contained in the Certificate of
Incorporation or in these By-Laws.

                  At any election of directors, the chairman of the meeting may, and if required by law, shall, appoint one or more inspectors or judges of election who shall first subscribe an oath or affirmation to execute faithfully their duties at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of director shall be appointed such inspector or judge.

                  All elections of directors shall be by written ballot. The chairman of the meeting may cause the vote to be taken on any other matters to be by written ballot.

SECTION 10. Validity of Proxies and Ballots. At every meeting of the stockholders, all proxies shall be received and taken in charge of, and all ballots, if any, shall be received and canvassed by, the secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless inspectors or judges of election shall have been appointed, in which event such inspectors or judges of election shall so act.

                                  ARTICLE III

                               Board of Directors

SECTION 1. General Powers. The business property and affairs of the Corporation shall be conducted and managed under the supervision of a Board of Directors. The Board of Directors shall have and exercise, or cause to be exercised, in the name and on behalf of the Corporation all the powers of the Corporation, except those conferred upon or reserved to stockholders expressly by statute, the Certificate of Incorporation or these By-Laws.

SECTION 2. Number and Tenure of Office. The number of directors which shall constitute the whole Board shall be such as from time to time may be fixed by resolution of the Board of Directors at a duly held regular or special meeting, but in no case shall the number be less than three. The directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, each class to consist of such number of directors as the directors may determine, provided that the whole number of directors of any class shall not exceed the whole number of directors of any other class by more than one. At each annual meeting, the successors to the

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directors of the class whose terms shall expire in that year shall be elected to hold office for a term of three years from the date of their election and until the election and qualification of their successors, so that the term of office of one class of directors shall expire in each year. Notwithstanding the provisions of this SECTION 2 of ARTICLE III, whenever the holders of any series of non-voting Preferred Stock shall be entitled, voting separately as a class, to elect directors, the terms of all directors elected by such holders shall expire on the next succeeding annual meeting of stockholders. Directors need not be stockholders.

SECTION 3. Vacancies. In case of any vacancy in the Board of Directors through death, resignation, removal, increase in the number of directors, or other cause, such vacancy may be filled by the vote of a majority of the remaining directors, although such majority shall not constitute a quorum. Any successor director so elected shall hold office for the unexpired term of the director whose office has been vacated.

SECTION 4. Removal of Directors. Any director may be removed from office, for cause at any time, by the vote of at least two-thirds of the whole Board of Directors or by the vote at a special meeting, called for such purpose, of the holders of at least two-thirds of all shares outstanding and entitled to vote for the election of directors.

SECTION 5. Place of Meeting; Maintenance of Books and Records. The directors may hold their meetings, whether regular or special, and keep the books, records of account and stock ledgers of the Corporation either within or without the State of Delaware, at any office or offices of the Corporation or at any place as they may from time to time by resolution determine, or, in the case of meetings, as shall be specified or fixed in the respective notices, waivers of notice, or consents with respect thereto.

SECTION 6. Regular Meeting. Regular meetings of the Board of Directors shall be held at such times and at such places either within or without the State of Delaware as the directors may from time to time determine. No notice of any regular meeting need be given to any director, except as otherwise provided in
ARTICLE XI hereof.

                  The annual meeting of the Board of Directors shall be held as soon as practicable after the annual meeting of the stockholders for the election of directors, and no notice of such meeting shall be necessary if held at the same place as the annual meeting of stockholders following such meeting, except as otherwise provided in ARTICLE XI hereof.

SECTION 7. Special Meetings. Special meetings of the Board of Directors may be held from time to time at such places either within or without the State of Delaware upon call of the Chairman of the Board or the President, or by a quorum of the Board, by written notice duly served on each director, sent by means of electronic transmission or mailed, postage prepaid, to each director at his

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address as it appears on the records of the Corporation,  not less than 48 hours before such meeting. No notice need be given to any director who attends the meeting in person or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Such notice or waiver of notice may but need not state the business to be transacted at, or the purpose or purposes of, such meeting.

SECTION 8. Quorum. One-third of the total number of directors shall constitute a quorum for the transaction of any and all business, provided that a quorum shall in no case be less than two directors. If at any meeting of the Board there shall be less than a quorum present, a majority of those present shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of such adjourned meeting, until a quorum shall have been obtained. The act of the majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these By-Laws.

SECTION 9. Committees. The Board of Directors may at any time, by the affirmative vote of a majority of the whole Board, appoint from among its members an Executive Committee composed of two or more directors, and may delegate by resolution to such Executive Committee, in the intervals between meetings of the Board of Directors, any or all of the powers of the Board of Directors respecting the business, affairs and property of the Corporation, and the power to authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that nothing herein shall be deemed to prohibit the designation of additional committees for limited and appropriate purposes with such memberships as may be provided in the resolution of the Board of Directors designating any such committee. In the absence or disqualification of any member of any such committee at a meeting thereof, the member or members thereof present at such meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint a member of the Board of Directors to act at such meeting in the place of any such absent or disqualified member. All such committees shall report the action taken or principal matters considered to the Board of Directors at the next succeeding regular or special meeting, and any action by the committees which in all cases shall be by a majority of those present at a meeting at which there is quorum shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration. The Board of Directors may at any time, by the affirmative vote of a majority of the whole Board, remove, with or without cause, any member of any such committee and fill vacancies therein.
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SECTION 10. Informal Action. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee, may be taken without a meeting, if consents in writing, setting forth such action are signed by all members of the Board or of such committee, as is the case may be, and such written consents are filed with the minutes of proceedings of the Board or such committee.

SECTION  11.  Compensation.  Directors  and  members  of  any  committee  of the
Corporation contemplated by these By-Laws or otherwise provided for by resolution of the Board of Directors who are not salaried officers of the Corporation shall, in consideration of their serving as such, receive from the Corporation such amount per annum or such fees, for attendance at meetings of the Board of Directors or of such committee, or both, as the Board may from time to time determine.

                  All directors and members of any such committee shall receive reimbursement for the reasonable expenses incurred by them in connection with their attendance at meetings or the performance of their duties. Nothing contained herein shall preclude any director or any member of such committee from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                    Officers

SECTION 1. Election; Appointment; Vacancies. The executive officers of the Corporation shall be chosen by the Board of Directors as soon as may be practicable after the annual meeting of stockholders. Such executive officers may include a Chairman of the Board, a Vice Chairman of the Board and one or more Vice President and shall include a President, a Secretary and a Treasurer. The Board of Directors may also in its discretion appoint Assistant Secretaries, Assistant Treasurers, a Controller, Assistant Controllers, and other officers, agents and employees, or may, by resolution delegate this authority to the Chairman of the Board or President of the Corporation. The Board of Directors, or the Chairman of the Board or President if authorized as aforesaid, may fill any vacancy which may occur in any office, except that vacancies in executive offices shall be filled by the Board of Directors. Any number of offices, except those of President and Vice President and those of Treasurer and Controller, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, these By-Laws or otherwise to be executed, acknowledged or verified by two or more officers.

SECTION 2. Tenure of Office; Removal. Executive officers, and other officers if to be elected by the Board, shall be elected at the first meeting of the Board

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of Directors, or as soon thereafter as practicable,  after the annual meeting of stockholders to hold office until their successors are chosen and qualified. Other officers, if appointed by the Chairman of the Board or President as provided in SECTION 1 of this ARTICLE IV., shall have a tenure in office until their successors be chosen and qualified. Executive officers and any other officers, agents, or employees elected by the Board may be removed from office at any time with or without cause by the Board of Directors and officers, agents or employees appointed by the Chairman of the Board or President as aforesaid, may be removed from office at any time with or without cause by such officers or by the Board of Directors, but any such removal shall be without prejudice to contractual rights with the Corporation, if any, of the officers, agents, or employees so removed.

SECTION 3. Powers and Duties. Officers, agents and employees shall have such powers and duties in the management of the business, property and affairs of the Corporation as are provided by statute, the Certificate of Incorporation and these By-Laws, as well as such powers and duties as generally pertain to their respective offices and such powers and duties as may from time to time be conferred by resolution of the Board of Directors.

SECTION 4. Salaries. The salaries of all officers, agents and employees of the Corporation shall be fixed by or pursuant to the authority of the Board of Directors.

SECTION 5. Fidelity Bonds. The Board of Directors may require any officer, agent or employee of the Corporation to give bond for the faithful discharge of his duties, in such sum and of such character as the Board of Directors may from time to time prescribe.

                                   ARTICLE V

                              Checks, Notes, Etc.

                  All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, guarantees, obligations, evidences of indebtedness and other instruments for the payment of money, and all certificates or other instruments representing the Corporation's stock or other securities, and any indentures, mortgages or agreements with respect thereto, shall be signed by such officer or officers, agent or agents, as shall be thereunto authorized from time to time by the Board of Directors.

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                                   ARTICLE VI

                                 Capital Stock

SECTION 1. Certificate of Shares. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe, except insofar as provided by law. No certificate shall be valid unless it is signed by the Chairman of the Board, the President or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Corporation and sealed with its seal (which seal may be in facsimile), and if such certificate is countersigned by a transfer agent or registered by a registrar (in each case other than the Corporation or its employees), the signatures of the aforesaid officers of the Corporation may be by facsimile. In the event that any such officer so signing a certificate manually or by facsimile is no longer an officer of the Corporation or holds a different office at the time the certificate is issued, shall have the same force and effect as if such officer held at such time the office held by him when so signing, whether manually or by facsimile, the certificate.

SECTION 2. Transfer of Shares. Shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates for the same number of shares of the same class or series, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. The Board of directors shall designate an officer of the Corporation to act as transfer clerk in the absence of the appointment of a transfer agent.

SECTION 3. Stock Ledgers. The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the office of the Secretary of the Corporation, whether within or without the State of Delaware, in the custody of the transfer clerk or, if the Corporation employs a transfer agent, at the offices ofsuch transfer agent, and shall during the usual business hours of every business day be open for inspection and for copying for any proper purpose by any person authorized by the laws of the State of Delaware and the Certificate of Incorporation to do so.

SECTION 4. Lost, Stolen or Destroyed Certificates. The Board of Directors may determine the conditions upon which a new certificate representing shares of any class or series may be issued in place of a certificate which is alleged to have been lost stolen or destroyed; and may, in their discretion, require the owner

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of such  certificate or his legal  representative  to give bond, with sufficient surety to the Corporation and the transfer agent, if any, to indemnify it and such transfer agent against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

                                  ARTICLE VII

                                 Corporate Seal

                  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, the words "Corporate Seal, Delaware", and such other inscriptions, if any, as the Board of Directors may from time to time determine. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

                                  Fiscal Year

                  The fiscal year of the Corporation shall cover such period of 12 calendar months as the Board of Directors may determine. In the absence of any such determination, the accounts of the Corporation shall be kept on a calendar year basis.

                                   ARTICLE IX

                     Voting the Stock of Other Corporations

                  Any stock or other securities of other corporations, which may from time to time be held by the Corporation, may be represented and voted at any meeting of stockholders or security holders of such other corporations by the Chairman of the Board, the President, or any Vice President of the Corporation, or by proxy or proxies appointed by any such person, or otherwise pursuant to authorization thereunto given by resolution of the Board of Directors.

                                   ARTICLE X

               Indemnification of Directors, Officers and Others

SECTION 1. Indemnification of Directors and Officers. The Corporation shall, to the fullest extent permitted by applicable law, indemnify any person (and the heirs, executors and administrators thereof) who was or is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought

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or  threatened in any court or  administrative  or  legislative  body or agency, including an action by or in the right of the Corporation to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation is serving or served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation, or is serving or served such other corporation, partnership, joint venture, trust, employee benefit plan or other
enterprise  in  any  capacity,   against  judgments,   fines,  amounts  paid  in
settlement, and costs, charges and expenses, including attorneys' fees, incurred therein or in any appeal thereof.

SECTION 2. Indemnification of Others. The Corporation shall indemnify other persons and reimburse the expenses thereof, to the extent required by applicable law, and may indemnify any other person to whom the Corporation is permitted to provide indemnification of the advancement of expenses, whether pursuant to rights granted pursuant to, or provided by, the Delaware General Corporation Law or otherwise.

SECTION 3. Advances or Reimbursement of Expenses. The Corporation shall, from time to time, reimburse or advance to any person referred to in SECTION 1 upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, if either case, were material to the cause of action so adjudicated, (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or
(iii) his conduct was otherwise of a character such that Delaware law would require that such amount(s) be repaid.

SECTION 4. Service of Certain Entities Deemed Requested. Any director or officer of the Corporation serving (i) another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation, or (ii) any employee benefit plan of the Corporation or any corporation referred to in clause (i), in any capacity shall be deemed to be doing so at the request of the Corporation.

SECTION 5. Interpretation. Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this Article may elect to have the right to indemnification (or advancement of expenses) interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action, suit or proceeding, to the extent permitted by applicable law, or on the basis of the applicable law in effect at the time indemnification is sought.

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

SECTION 6. Indemnification Right. The right to be indemnified or to the reimbursement or advancement of expenses pursuant to this Article (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

SECTION 7. Indemnification Claims. If a request to be indemnified or of the reimbursement or advancement of expenses pursuant hereto is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses of prosecuting such claim. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses shall be a defense to the action or create a presumption that claimant is not so entitled.

                                   ARTICLE XI

                                   Amendments

                  The By-Laws of the Corporation may be altered, amended, added to or repealed at any annual or special meeting of stockholders at which a quorum is present or represented, provided notice of the proposed alteration, amendment, addition or repeal is set forth in the notice of such meeting, by the affirmative vote of a majority of the shares of stock present or represented at such meeting and entitled to vote thereat, or by the Board of Directors at any regular or special meeting of the Board if notice of the proposed alteration, amendment, addition or repeal is contained in the notice of any such meeting or in the waivers or consents with respect thereto. Any action of the Board of Directors of the Corporation taken under this ARTICLE XI may be altered, amended, added to or repealed by the stockholders at such meeting or at any other meeting. In no event shall the Board of Directors of the Corporation have power to alter, amend, add to or repeal this ARTICLE XI.

                                   * * * * *
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